EXHIBIT 99.2               Tele-Conference Script


RICH SCHINELLER

Good morning everyone, and thank you for joining us for the China Direct Trading Corporation First Quarter conference call. My name is Rich Schineller and immediately after the reading of the safe harbor statement, which all content of this call is subject to, I will hand over the call to Howard Ullman, Chairman and CEO of China Direct. We have received many questions from interested shareholders and Howard will address these following the prepared remarks.

This conference call, including any financial information and projections, will contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on China Direct's and CPS' managements' current expectations and assumptions, and involve risks and uncertainties. Such expectations and assumptions may prove to be faulty or incorrect and actual results may differ significantly, materially from those anticipated results set forth in such statements. No forward-looking statement is or can be guaranteed. Current revenues and revenue growth are not a reliable indicator of future financial results and should not be relied upon by investors as such an indicator. The sale of power generators and propane gas can be affected by a number of factors that are beyond the control of China Direct or CPS, including seasonal sales cycles, availability of affordable inventory financing, predatory pricing by competitors and weather conditions. Further, start-up businesses are inherently risky ventures prone to fail within the first two years of business. There can be no assurance that the new CPS propane gas division will be profitable or will be able to lure customers away from more established, larger propane gas vendors. China Direct and CPS undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this press release and risks associated with any investment in China Direct should be evaluated together with the many uncertainties that affect our business, particularly those stated in the cautionary statements and risk factors in current and future China Direct SEC Filings, which statements we hereby incorporate by reference herein.


HOWARD ULLMAN:

Good morning and welcome to the China Direct Trading Corporation first quarter conference call. I am Howard Ullman, chairman and ceo of China Direct. Investors are directed to our Form 10-Q for the quarter ended March 31, 2006, which has been filed with the SEC this morning.

I am happy to say that when we first announced our corporate strategy publicly in January of this year we had high hopes for gaining quick traction in our various markets, but we did not expect the immediate success we have enjoyed in Q1 2006.

Our sales have soared from 204,354 to 2,511,809 for delivered orders a 1229% increase. Our cash in the bank increased from $9,090 to $647,495 Our assets have grown from 24,850 to 3,488,949 And our accounts receivables have increased from $4,000 to $2,247,388 Net income swung from a $85,768 loss to a $42,718

As we announced earlier our 2006 strategic plan is to initiate strategic investment, acquisition and merger opportunities with domestic distribution companies that can leverage our extensive sourcing network of China-based manufacturers.

We decided that expanding domestic distribution opportunities through strategic investment and acquisition provided significant potential for enhancing revenue, net worth and cash flow. Our board created and funded an initial credit line to implement this objective and our first acquisition of a controlling interest in Complete Power Solutions has brought great success, as you can see from the first quarter numbers.

Early last week CPS launched a new propane gas sales division dedicated to CPS power generator customers. The new propane gas division is being funded by a $750,000 loan from two China Direct directors. This loan is also being used to expand generator inventories to meet market demand. We expect the gas division to eventually become a major contributor to CPS revenue and earnings. The company was granted the Propane Gas distribution license in April 2006, and we have already purchased our first gas delivery truck. The average standby power Propane Gas tank holds 500 gallons and the new truck will begin servicing CPS customers early next week. CPS currently has hundreds of power generators installed throughout South Florida.

As we all know, the standby power generator sale is all about alleviating anxiety over potential loss of power. With the launch of our own gas division, we will further alleviate customer anxiety about not getting fuel as required from vendors. With CPS currently adding 150 to 200 new customers every month this year and 70% of those installations requiring propane tank installation and fuel, we believe that starting a fuel division is a natural extension of CPS' core business. CPS will only dispense gas to their power generator customers and we believe that offering this service will not only further differentiate us from the competition and assist in closing power generator sales.

CPS signed a new 2006  agreement  with a major  building  supply  retailer  that reaffirms CPS' position as the exclusive supplier of automatic standby generators for residential and commercial customers in Broward County. The new agreement also gives CPS the ability to locate sales personnel and information kiosks in all 14 stores in Broward County. I am happy to report that our performance on the sales, installation and customer satisfaction fronts has led to this expansion of our relationship. We believe that having onsite personnel to have direct interaction with the consumer and answer the difficult pre-sales questions of prospective customers will improve lead prequalification and close rates, allowing us to maximize sales.

CPS also recently announced the doubling of its sales and support infrastructure to meet current market demand for standby power generation in South Florida. The 11,000 square foot Pompano Beach location represents a doubling of our business infrastructure. In addition the company has hired an in house engineer to head up the permitting department as well as a full time IT professional whose job is to stream line the telecommunications, customer service systems and on line services in order to deliver to customers up to the minute information on their installation. Over the past few months CPS has continued to grow its fleet to 18 sales and service vehicles and will continue to expand as demand dictates.

We needed to double our infrastructure to meet ever-increasing market demand because during the past quarter alone we delivered and installed over 160 standby power generators at an average cost of $16,000. The expansion of our physical plant gives us the room to house our expanding sales and support personnel and also have the space for our extensive inventory so we can continue to expeditiously meet our client needs. We have invested heavily in systems which will aid our customer service professionals with the timely information that CPS customers require.

CPS offers a turnkey power solution from sales, permitting, delivery, installation, maintenance and service of generators, including their fuel tanks. CPS also sells a pre-engineered proprietary concrete standby generator installation pad designed to reduce noise and to minimize vibration (STC Rating of 48) that is 1/3 the weight of normal concrete.

In regard to our Overseas Building Supply subsidiary, we have begun the final assembly testing of our roof tiles required for Dade County approval. This involves erecting small mock-up roofs to show how the tiles are installed using the three most commonly used methods: nails, mortar and foam. China Direct will work with our testing firm, IRT, throughout the test assembly process. IRT has previously determined that the OBS tiles surpassed the basic physical requirements for compression, permeability and absorption required for Dade County code approval.

We anticipate being able to ship product in June 2006. Upon regulatory approval, OBS can deliver up to 2.5 million tiles per month at an average price of $2.00 each.

The souvenir, promotional and gift segment will remain a part of our core business of trading goods while we expand distribution channels for the products we source from over 30 Chinese manufacturing companies.

I would now like to move on to answering the questions we have received prior to this call.

Q&A PERIOD